As filed with the Securities and Exchange Commission on March 19, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BigBand Networks, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	04-3444278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

475 Broadway Street

Redwood City, California 94063

650-995-5000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

1999 Share Option and Incentive Plan

2001 Share Option and Incentive Plan

2003 Share Option and Incentive Plan

2004 Share Option and Incentive Sub-Plan for Israeli Employees

2007 Equity Incentive Plan

Employee Stock Purchase Plan

(Full title of the plans)

Robert E. Horton

Vice President and General Counsel

BigBand Networks, Inc.

475 Broadway Street

Redwood City, California 94063

650-995-5000

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey D. Saper

J. Robert Suffoletta

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California

650-493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	706,594	(3)	$1.00	(8)	$706,594	$21.70
Common Stock, $0.001 par value	1,666,119	(4)	$0.65	(8)	$1,082,977	$33.25
Common Stock, $0.001 par value	14,665,481	(5)	$3.13	(8)	$45,902,955	$1,409.23
Common Stock, $0.001 par value	6,692,037	(6)	$16.19	(9)	$108,344,079	$3,326.17
Common Stock, $0.001 par value	1,000,000	(7)	$13.76	(10)	$13,761,500	$422.48
Total	24,730,231		—		$169,798,105	$5,212.83

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 1999 Share Option and Incentive Plan, the 2001 Share Option and Incentive Plan, the 2003 Share Option and Incentive Plan, the 2004 Share Option and Incentive Sub-Plan for Israeli Employees, the 2007 Equity Incentive Plan and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this registration statement has been broken down into five subtotals.
(3)	This subtotal represents the sum of shares issuable upon exercise of outstanding options granted under the 1999 Share Option and Incentive Plan as of the date of this registration statement. No additional options will be issued pursuant to the 1999 Share Option and Incentive Plan.
(4)	This subtotal represents the sum of shares issuable upon exercise of outstanding options granted under the 2001 Share Option and Incentive Plan as of the date of this registration statement. No additional options will be issued pursuant to the 2001 Share Option and Incentive Plan.
(5)	This subtotal represents the sum of shares issuable upon exercise of outstanding options granted under the 2003 Share Option and Incentive Plan as of the date of this registration statement. This subtotal also includes shares issuable upon exercise of outstanding options granted under the 2004 Share Option and Incentive Plan for Israeli Employees as of the date of this registration statement. No additional options will be issued pursuant to the 2003 Share Option and Incentive Plan or the 2004 Share Option and Incentive Plan for Israeli Employees.
(6)	This subtotal represents the registration of an aggregate of 6,000,000 shares reserved for issuance under the 2007 Equity Incentive Plan and 692,037 shares authorized but not issued under the 2003 Share Option and Incentive Plan, which became issuable under the 2007 Equity Incentive Plan pursuant to its terms.
(7)	This subtotal represents the registration of the shares issuable under the Employee Stock Purchase Plan as of the date of this Registration Statement.
(8)	Offering prices of options that are outstanding as of the date of this registration statement are computed in accordance with Rule 457(h) based on the weighted average exercise price (rounded to the nearest cent) of the outstanding options. Offering prices are estimated solely for the purpose of calculating the registration fee.
(9)	Offering prices of awards that have not yet been granted as of the date of this registration statement are computed in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the price of $16.19 per share, the average of the high and low prices of the Common Stock of the Registrant on March 15, 2007 on the Nasdaq Global Market.
(10)	The computation is based upon 85% of the average of the high and low price per share of the Common Stock as reported on the Nasdaq Global Market on March 15, 2007, which is 85% of $16.19. Pursuant to the Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock shall be equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.

BIGBAND NETWORKS, INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

Item 1.	Plan Information

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3.	Incorporation of Documents by Reference.

BigBand Networks, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

1.	The Registrant’s Prospectus as filed with the Commission on March 15, 2007, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which contains audited financial statements for the Registrant’s latest fiscal year; and

2.	The description of the Registrant’s common stock under the heading “Description of Capital Stock” in the Prospectus forming a part of the Registrant’s registration statement on Form S-1 (File No. 333-139652), as amended, which description has been incorporated by reference in Item 1 of the Registrant’s registration statement on Form 8-A, as amended, filed with the Commission on March 8, 2007 (File No. 001-33355), pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. As permitted by Section 102(b)(7) of the DGCL, the Registrant’s certificate of incorporation includes provisions that eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors. The Registrant’s certificate of incorporation also provides that the Registrant shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Registrant who was or is party to a proceeding by reason of the fact that he or she is a director or officer of the Registrant.

In addition, as permitted by Section 145 of the DGCL, the bylaws of the Registrant provide that:

•

The Registrant shall indemnify, to the fullest extent permitted by the DGCL, any director or officer of the Registrant who was or is party to a proceeding by reason of the fact that he or she is a director or officer of the Registrant. The DGCL provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•

The Registrant shall advance expenses incurred by its directors and officers in connection with defending a proceeding, provided that such director or officer shall undertake to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

•

The Registrant may, from time to time in its discretion, provide rights to indemnification and advancement of expenses to employees and agents of the Registrant similar to those conferred to directors and officers.

•

The Registrant shall not be obligated, pursuant to the bylaws, to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Registrant’s board of directors or brought to enforce a right to indemnification.

•

The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1*	1999 Share Option and Incentive Plan of the Registrant

4.2*	2001 Share Option and Incentive Plan of the Registrant

4.3*	2003 Share Option and Incentive Plan of the Registrant, as amended

4.4*	2004 Share Option and Incentive Sub-Plan for Israeli Employees of the Registrant, as amended

4.5**	2007 Equity Incentive Plan

4.6***	Employee Stock Purchase Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Auditors

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (see page II-5)

*	Incorporated by reference to exhibits filed with the Registrant’s registration statement on Form S-1 (No. 333-139652) as filed with the Commission on December 22, 2006.
**	Incorporated by reference to exhibits filed with Amendment No. 2 to the Registrant’s registration statement on Form S-1 (No. 333-139652) as filed with the Commission on February 26, 2007.
***	Incorporated by reference to exhibits filed with Amendment No. 3 to the Registrant’s registration statement on Form S-1 (No. 333-139652) as filed with the Commission on March 8, 2007.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 19th day of March, 2007.

BIGBAND NETWORKS, INC.

By:	/S/ AMIR BASSAN-ESKENAZI
Amir Bassan-Eskenazi
President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amir Bassan-Eskenazi and Frederick Ball as his true and lawful attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ AMIR BASSAN-ESKENAZI	President, Chief Executive Officer and Chairman of	March 19, 2007
Amir Bassan-Eskenazi	the Board (Principal Executive Officer)

/S/ FREDERICK BALL	Senior Vice President and Chief Financial Officer	March 19, 2007
Frederick Ball	(Principal Accounting and Financial Officer)

/S/ LLOYD CARNEY	Director	March 19, 2007
Lloyd Carney

/S/ DEAN GILBERT	Director	March 19, 2007
Dean Gilbert

/S/ KEN GOLDMAN	Director	March 19, 2007
Ken Goldman

/S/ GAL ISRAELY	Director	March 19, 2007
Gal Israely

/S/ RAN OZ	Director	March 19, 2007
Ran Oz

/S/ BRUCE SACHS	Director	March 19, 2007
Bruce Sachs

/S/ ROBERT SACHS	Director	March 19, 2007
Robert Sachs

Signature	Title	Date

/S/ GEOFFREY YANG	Director	March 19, 2007
Geoffrey Yang

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	1999 Share Option and Incentive Plan of the Registrant

4.2*	2001 Share Option and Incentive Plan of the Registrant

4.3*	2003 Share Option and Incentive Plan of the Registrant, as amended

4.4*	2004 Share Option and Incentive Sub-Plan for Israeli Employees of the Registrant, as amended

4.5**	2007 Equity Incentive Plan

4.6***	Employee Stock Purchase Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Auditors

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (see page II-5)

*	Incorporated by reference to exhibits filed with the Registrant’s registration statement on Form S-1 (No. 333-139652) as filed with the Commission on December 22, 2006.
**	Incorporated by reference to exhibits filed with Amendment No. 2 to the Registrant’s registration statement on Form S-1 (No. 333-139652) as filed with the Commission on February 26, 2007.
***	Incorporated by reference to exhibits filed with Amendment No. 3 to the Registrant’s registration statement on Form S-1 (No. 333-139652) as filed with the Commission on March 8, 2007.